Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER FISCAL 2022 RESULTS AND PROVIDES FISCAL 2023 OUTLOOK

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – September 27, 2022 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2022 ended July 29, 2022.

Fourth Quarter Fiscal 2022 Highlights

•	The Company reported fourth quarter total revenue of $830.4 million. Compared to the prior year fourth quarter, total revenue increased 5.9%.
o	Comparable store restaurant sales increased 6.1%, while comparable store retail sales increased 3.0%.
•	GAAP operating income for the fourth quarter was $33.0 million, or 4.0% of total revenue, and adjusted[1] operating income was $36.2 million, or 4.4% of total revenue.
•	GAAP net income was $33.4 million, or 4.0% of total revenue. EBITDA[1] was $62.4 million, or 7.5% of total revenue.
•	GAAP earnings per diluted share were $1.47, and adjusted[1] earnings per diluted share were $1.57.
•	The Company paid $29.9 million in dividends and repurchased $58.1 million in shares for a total of $88.1 million returned to shareholders in the fourth quarter, as part of a total $246.4 million returned to shareholders during the full fiscal year.
•	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share.

Commenting on the fourth quarter and full year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I’m proud of the efforts of our teams to meet the challenges we faced in fiscal 2022 as we delivered value to our guests and our shareholders. Our retail business had a historic year and we made great progress on key initiatives to improve the guest experience, maintain solid staffing levels, preserve a high value perception, innovate our menu, and broaden our appeal to more guests. We also returned more than $245 million to our shareholders in the form of dividends and share repurchases while maintaining a strong balance sheet.

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

Despite the high levels of commodity inflation we faced throughout the year, we kept a long-term focus and invested to retain a position of value leadership through a thoughtful combination of pricing strategy and menu design, despite the short-term impact on margin. Our commitment to value and in delivering a great guest experience helped us weather a weaker than expected summer travel season, gas prices that exceeded expectations, and historic inflationary pressures on the consumer, and we were encouraged by better traffic and sales trends in the final few weeks of the quarter. I believe our focus on delivering a compelling value and experience to our guests, coupled with our cost savings programs, investments in technology, and strategies to attract a broader group of guests, position us well for fiscal 2023 and beyond, particularly when inflationary pressures eventually ease.”

Fourth Quarter Fiscal 2022 Results

Revenue

The Company reported total revenue of $830.4 million for the fourth quarter of fiscal 2022, representing an increase of 5.9% compared to the fourth quarter of fiscal 2021. This revenue growth was below the Company’s expectation driven by lower than anticipated travel volumes, fewer visits from guests 65 and older, and high gas prices and inflationary pressures that weighed most heavily on lower-income guests. Cracker Barrel comparable store restaurant sales increased 6.1%, including total menu pricing of 7.0%. Comparable store retail sales increased 3.0% from the prior year quarter.

Operating Income

GAAP operating income for the fourth quarter was $33.0 million, or 4.0% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted1 operating income for the fourth quarter was $36.2 million, or 4.4% of total revenue which was within the Company’s expectations.

Operating income unfavorability to the prior year as a percent of total revenue is primarily the result of commodity, wage and other expense inflation in excess of pricing, as well as higher field hourly and management staffing levels and elevated maintenance expense, partially offset by lower general and administrative expense.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the fourth quarter was $33.4 million, or 4.0% of total revenue, including the favorable settlement of a state income tax matter. This represented an 8.2% decrease compared to prior year quarter GAAP net income of $36.4 million, or 4.6% of total revenue. EBITDA1 was $62.4 million, or 7.5% of total revenue, a 33.2% decrease compared to the prior year quarter EBITDA1 of $93.5 million, or 11.9% of total revenue.

GAAP earnings per diluted share for the fourth quarter were $1.47, a 3.9% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.53. Adjusted1 earnings per diluted share were $1.57, a 30.2% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $2.25.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on November 8, 2022 to shareholders of record as of October 21, 2022.

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

Fiscal 2022 Results

Revenue

The Company reported total revenue of $3.27 billion for fiscal 2022, representing an increase of 15.8% compared to fiscal 2021. Comparable store restaurant sales for fiscal 2022 increased 15.0% compared to fiscal 2021. Comparable store retail sales for fiscal 2022 increased 18.2% compared to fiscal 2021.

Operating Income

GAAP operating income in fiscal 2022 was $153.0 million, or 4.7% of total revenue, a 58.3% decrease compared to prior year GAAP operating income of $366.7 million, or 13.0% of total revenue. Fiscal 2022 adjusted1 operating income was $165.7 million, or 5.1% of total revenue, a 0.7% decrease compared to prior year adjusted1 operating income of $166.8 million, or 5.9% of total revenue.

Net Income, EBITDA and Earnings per Diluted Share

GAAP net income in fiscal 2022 was $131.9 million, or 4.0% of total revenue, and EBITDA1 was $269.3 million, or 8.2% of total revenue. GAAP earnings per diluted share were $5.67, and adjusted1 earnings per diluted share were $6.09.

Fiscal 2023 Outlook

Reminding readers that the uncertainties created by current macroeconomic conditions may cause actual results to differ materially from those expected, the Company provided the following outlook for fiscal 2023:

■	Total revenue growth compared to the prior year between 7% and 8%;
o	Including the expected opening of three to four new Cracker Barrel units and fifteen to twenty new Maple Street Biscuit Company units.
■	Commodity inflation of approximately 8% with moderation of inflation sequentially with each quarter;
■	Wage inflation of approximately 5%;
■	Cost savings and business model improvements that are expected to contribute between $20 million to $25 million to fiscal 2023 profitability;
■	Operating Income growth compared to the prior year between 8% and 10%;
o	Quarterly growth compared to the prior year is expected to improve sequentially, from fiscal 2023 first quarter operating income meaningfully below the prior year first quarter, to fiscal 2023 fourth quarter operating income meaningfully above the prior year fourth quarter.
■	Capital expenditures of approximately $125 million, of which $30 million is related to new store development; and
■	An effective tax rate in the range of 10% to 15%.

The Company reminds investors that its outlook for fiscal 2023 reflects a number of assumptions, many of which are outside the Company’s control.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2022 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through October 11, 2022.

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q4 FY 2022 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with inflationary conditions with respect to the cost for food, ingredients, retail merchandise, transportation, distribution, labor and utilities and their effects on the availability of key inputs to our business as well as consumer spending, travel and demand generally; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	7/29/22	7/30/21	Percentage Change	7/29/22	7/30/21	Percentage Change
Total revenue	$830,400	$784,405	6%	$3,267,786	$2,821,444	16%
Cost of goods sold, (exclusive of depreciation & rent)	273,424	235,754	16	1,049,884	865,261	21
Labor and other related expenses	294,430	268,702	10	1,149,077	983,120	17
Other store operating expenses	196,674	180,333	9	758,389	676,301	12
General and administrative expenses	32,900	36,948	(11)	157,433	147,825	6
Gain on sale and leaseback transactions	0	0		0	(217,722)	(100)
Operating income	32,972	62,668	(47)	153,003	366,659	(58)
Interest expense	2,620	24,964	(90)	9,620	56,108	(83)
Income before income taxes	30,352	37,704	(19)	143,383	310,551	(54)
Provision for income taxes (income tax benefit)	(3,012)	1,341	(325)	11,503	56,038	(79)
Net income	$33,364	$36,363	(8)	$131,880	$254,513	(48)

Earnings per share – Basic:	$1.47	$1.54	(5)	$5.69	$10.74	(47)
Earnings per share – Diluted:	$1.47	$1.53	(4)	$5.67	$10.71	(47)

Weighted average shares:
Basic	22,666,439	23,611,922	(4)	23,164,180	23,692,063	(2)
Diluted	22,756,685	23,705,547	(4)	23,246,010	23,767,390	(2)

Ratio Analysis
Total revenue:
Restaurant	79.7%	79.2%		78.5%	78.9%
Retail	20.3	20.8		21.5	21.1
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation & rent)	32.9	30.1		32.1	30.7
Labor and other related expenses	35.5	34.2		35.2	34.8
Other store operating expenses	23.7	23.0		23.2	24.0
General and administrative expenses	3.9	4.7		4.8	5.2
Gain on sale and leaseback transactions	0.0	0.0		0.0	(7.7)
Operating income	4.0	8.0		4.7	13.0
Interest expense	0.3	3.2		0.3	2.0
Income before income taxes	3.7	4.8		4.4	11.0
Provision for income taxes (income tax benefit)	(0.3)	0.2		0.4	2.0
Net income	4.0%	4.6%		4.0%	9.0%

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	7/29/22	7/30/21
Assets
Cash and cash equivalents	$45,105	$144,593
Accounts receivable	32,246	27,372
Inventories	213,249	138,320
Prepaid expenses and other current assets	26,676	43,311
Property and equipment, net	969,609	979,850
Operating lease right-of-use assets, net	933,524	974,477
Intangible Assets	21,210	21,285
Other assets	48,602	57,796
Goodwill	4,690	4,690
Total assets	$2,294,911	$2,391,694

Liabilities and Shareholders’ Equity
Accounts payable	$169,871	$135,176
Other current liabilities	332,453	330,086
Long-term debt	423,249	327,253
Long-term operating lease liabilities	722,159	748,305
Other long-term obligations	55,507	88,615
Deferred income taxes	80,193	98,626
Shareholders’ equity, net	511,479	663,633
Total liabilities and shareholders’ equity	$2,294,911	$2,391,694

Common shares issued and outstanding	22,281,443	23,497,166

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	7/29/22	7/30/21
Cash flows from operating activities:
Net income	$131,880	$254,513
Depreciation and amortization	103,568	108,604
Amortization of debt issuance costs	1,755	864
Loss on disposition of property and equipment	5,637	4,064
Gain on sale and leaseback transactions	0	(217,722)
Share-based compensation	8,198	8,729
Noncash lease expense	58,498	55,817
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	12,735
(Increase) decrease in inventories	(74,929)	771
Increase in accounts payable	34,695	31,672
Net changes in other assets and liabilities	(76,784)	41,856
Net cash provided by operating activities	205,253	301,903
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(97,104)	(70,130)
Proceeds from sale of property and equipment	105	149,960
Acquisition of business, net of cash acquired	(1,500)	(1,500)
Net cash (used in) provided by investing activities	(98,499)	78,330
Cash flows from financing activities:
Net proceeds (payments) under long-term debt	44,876	(572,967)
Proceeds from issuance of warrants	0	31,710
Purchases of convertible note hedge	0	(62,010)
Taxes withheld from issuance of share-based compensation awards	(2,599)	(2,282)
Purchases and retirement of common stock	(131,542)	(35,000)
Deferred financing costs	(2,148)	(420)
Dividends on common stock	(114,829)	(31,667)
Net cash used in financing activities	(206,242)	(672,636)

Net decrease in cash and cash equivalents	(99,488)	(292,403)
Cash and cash equivalents, beginning of period	144,593	436,996
Cash and cash equivalents, end of period	$45,105	$144,593

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended
	7/29/22	7/30/21
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	10	0

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	664
Maple Street Biscuit Company	51	37

	Fourth Quarter Ended		Twelve Months Ended
	7/29/22	7/30/21	7/29/22	7/30/21
Total revenue*: (In thousands)
Restaurant	$647,462	$609,865	$2,516,334	$2,188,761
Retail	168,339	162,894	701,621	594,007
Total revenue	$815,801	$772,759	$3,217,955	$2,782,768

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$186,338	$153,706	$693,810	$559,297
Retail	83,095	79,404	343,379	297,312
Total cost of goods sold	$269,433	$233,110	$1,037,189	$856,609

Average unit volume*: (In thousands)
Restaurant	$975.1	$918.5	$3,789.7	$3,298.7
Retail	253.5	245.3	1,056.6	895.3
Total	$1,228.6	$1,163.8	$4,846.3	$4,194.0
Operating weeks*:	8,632	8,632	34,528	34,503

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

	Q4 2022 vs. Q4 2021	12 mo. 2022 vs. 12 mo. 2021
Comparable Cracker Barrel store sales period to period increase:
Restaurant	6.1%	15.0%
Retail	3.0%	18.2%
Total	5.5%	15.7%

Number of Cracker Barrel locations in comparable store base	663	659

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2021 and fiscal 2022 adjusted operating income and earnings per share. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale and leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, interest expense related to the termination of interest rate swaps and the convertible senior notes offering carried out in the fourth quarter, expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended July 29, 2022			Twelve Months Ended July 29, 2022
	As Reported	Adjustment (1) (2)	As Adjusted	As Reported	Adjustments (1) (2)	As Adjusted
Total Revenue	$830,400	-	$830,400	$3,267,786	-	$3,267,786
Store operating expense	764,528	(3,184)	761,344	2,957,350	(12,735)	2,944,615
General and administrative expense	32,900	-	32,900	157,433	-	157,433
Operating income	32,972	3,184	36,156	153,003	12,735	165,738
Interest expense	2,620	-	2,620	9,620	-	9,620
Income before income taxes	30,352	3,184	33,536	143,383	12,735	156,118
Provision for income taxes	(3,012)	748	(2,264)	11,503	2,992	14,495
Net income	$33,364	$2,436	$35,800	$131,880	$9,743	$141,623
Earnings per share – basic	$1.47	$0.11	$1.58	$5.69	$0.42	$6.11
Earnings per share – diluted	$1.47	$0.10	$1.57	$5.67	$0.42	$6.09

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for the tax impacts of (1) above

	Fourth Quarter Ended July 30, 2021			Twelve Months Ended July 30, 2021
	As Reported	Adjustment (1) (2) (3)	As Adjusted	As Reported	Adjustments (1) (2) (4) (5) (6)	As Adjusted
Total Revenue	$784,405	-	$784,405	$2,821,444	-	$2,821,444
Store operating expense	684,789	(3,184)	681,605	2,524,682	(12,735)	2,511,947
General and administrative expense	36,948	-	36,948	147,825	(5,154)	142,671
Gain on sale and leaseback transactions	-	-	-	(217,722)	217,722	-
Operating income	62,668	3,184	65,852	366,659	(199,833)	166,826
Interest expense	24,964	(18,852)	6,112	56,108	(18,852)	37,256
Income before income taxes	37,704	22,036	59,740	310,551	(180,981)	129,570
Provision for income taxes	1,341	5,178	6,519	56,038	(48,582)	7,456
Net income	$36,363	$16,858	$53,221	$254,513	$(132,399)	$122,114
Earnings per share – basic	$1.54	$0.71	$2.25	$10.74	$(5.59)	$5.15
Earnings per share – diluted	$1.53	$0.72	$2.25	$10.71	$(5.57)	$5.14

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for interest expense related to the termination of swaps and the convertible senior notes offering

(3) Adjusted for the tax impacts of (1) and (2) above

(4) Adjusted for proxy contest-related expenses

(5) Adjusted for the gain on sale of assets related to the sale and leaseback transaction

(6) Adjusted for the tax impacts of (1), (2), (4), and (5) above

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Cracker Barrel Reports Fourth Quarter Fiscal 2022 Results

September 27, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2021 and 2022 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company believes that presentation of EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Fourth Quarter Ended July 29, 2022	Twelve Months Ended July 29, 2022
Net Income	$33,364	$131,880
(+) Depreciation & Amortization	26,280	103,568
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	12,735
(+) Interest Expense	2,620	9,620
(+) Tax (Benefit) Expense	(3,012)	11,503
EBITDA	$62,436	$269,306

	Fourth Quarter Ended July 30, 2021	Twelve Months Ended July 30, 2021
Net Income	$36,363	$254,513
(+) Depreciation & Amortization	27,672	108,604
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	12,735
(+) Interest Expense	24,964	56,108
(+) Tax Expense	1,341	56,038
EBITDA	$93,524	$487,998

Adjustments
(-) Gain on sale and leaseback transaction	-	(217,722)
(+) Proxy contest-related expenses	-	5,154
Adjusted EBITDA	$93,524	$275,430

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